                                                                     EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                            STOCK PURCHASE WARRANT
                     To Purchase Shares of Common Stock of
                                AVENUE A, INC.

     THIS CERTIFIES that, for value received, _____________________ or such registered transferee to whom this Warrant is transferred pursuant to Section 1 hereof (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to August 7, 2003, but not thereafter, to subscribe for and purchase, from AVENUE A, INC., a Washington corporation (the "Company"), 451,807 shares of Common Stock of the Company (the "Common Stock"). The purchase price (the "Exercise Price") of one share of Common Stock under this Warrant shall be $0.83.

1.   Warrant Agreement; Title to Warrant

     This Warrant and the shares of Common Stock issuable upon its exercise are subject to the terms and conditions of the Warrant Agreement, dated August 7, 1998, by and between the Company and Holder (the "Warrant Agreement"), in the form attached as Exhibit A hereto. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder may be transferred only in accordance with the terms and conditions of the Warrant Agreement. No transfer or attempted transfer of the Warrant shall be valid unless the transferee and the transferee's spouse, if any, has executed the
"Endorsement" attached as Exhibit A to the Warrant Agreement.   Any transfer of
this Warrant shall take place at the office or agency of the Company, referred to in Section 2 hereof, by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2.   Exercise of Warrant

     The purchase rights represented by this Warrant are exercisable by the registered Holder, in whole or in part, at any time before the close of business on August 7, 2003 by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed at the office of the Company in Seattle, Washington (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the purchase price

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of the shares thereby purchased (by cash, check or cancellation of indebtedness of the Company to the Holder, if any, at the time of exercise in an amount equal to the Exercise Price of the shares being purchased) whereupon the Holder shall be entitled to receive a certificate for the number of shares of Common Stock so purchased.

3.   Net Issue Exercise

     In lieu of exercising this Warrant by paying the Exercise Price by cash, check or cancellation of indebtedness of the Company to the Holder, if any, Holder may elect to receive shares equal to the value of this Warrant (or portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed using the following formula:


     X    =    The number of shares of Common Stock to be issued to Holder.

                                 X = (Y)(A-B)
                                     --------
                                         A

     Y    =    The number of shares of Common Stock to be canceled pursuant to such exercise under this Warrant.

     A    =    The fair market value of one share of Common Stock

     B    =    Exercise Price (as adjusted to the date of such calculations).

     For purposes of this Section 3, while the Company is privately held, the fair market value of one share of Common Stock shall be the fair market value of such share as determined in good faith by the Board of Directors of the Company.

4.   Issuance of Shares; No Fractional Shares or Scrip

     Certificates for shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid. The Company covenants that all shares of Common Stock that may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company agrees that, if at the time of the surrender of this Warrant and exercise of the rights represented hereby, the Holder shall be entitled to exercise such rights, the shares so issued shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such

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fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the Holder.

5.   Charges, Taxes and Expenses

     Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event
                                        --------  -------
certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Endorsement Form attached as Exhibit A to the Warrant Agreement duly executed by the transferee and the transferee's spouse, if any.

6.   No Rights as Stockholders

     This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.

7.   Exchange and Registry of Warrant

     This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

     The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8.   Loss, Theft, Destruction or Mutilation of Warrant

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9.   Saturdays, Sundays, Holidays, etc.

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then

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such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

10.  Early Termination and Dilution

     (a) Merger, Sale of Assets, Public Offering, etc.  If at any time the
         ---------------------------------------------
Company proposes to (1) merge with or into any other corporation, effect a reorganization or sell or convey all or substantially all its assets to any other entity in a transaction in which the holders of Common Stock of the Company would be entitled to receive cash or readily marketable securities in respect of their shares of Common Stock or (2) effect a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of shares of Common Stock for the account of the Company to the public, then the Company shall give the Holder at least 30 days' notice of the proposed effective date of such transaction, and if the Warrant has not been exercised by the effective date of such transaction (which date shall not be prior to the proposed effective date stated in such notice) it shall terminate.

     (b) Reclassification, etc.  If the Company at any time shall change (other
         ----------------------
than with respect to a transaction covered by the provisions of paragraph 10(a) above) any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, whether by subdivision, combination or reclassification of securities, including but not limited to a stock dividend, stock split or stock distribution, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such change. If shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the purchase price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of a combination of shares, in both cases by the ratio that the total number of shares of Common Stock to be outstanding immediately before such event bears to the total number of shares of Common Stock outstanding immediately after such event.

     (c) Stock for Stock Transaction.  If at any time the Company proposes to
         ---------------------------
effect any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the Company's assets to another corporation (other than with respect to a transaction covered by the provisions of paragraphs 10(a) or 10(b) above) in a transaction in which the stockholders of the Company immediately before the transaction shall be entitled to receive stock, securities or other assets that are not readily marketable with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the shares of Common Stock purchasable and receivable as of immediately prior to such transaction upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or

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payable in such transaction with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock that would be purchasable and receivable upon the exercise of the rights represented by this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and mailed to the registered Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

     (d) Cash Distributions.  No adjustment on account of cash dividends or
         ------------------
interest on the Company's Common Stock or other securities purchasable hereunder will be made to the purchase price under this Warrant.

     (e) Authorized Shares.  The Company covenants that during the period this
         -----------------
Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Common Stock upon the exercise of the purchase rights under this Warrant.

11.  Miscellaneous

     (a) Issue Date.  The provisions of this Warrant shall be construed and
         ----------
shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.

     (b) Restrictions.  The Holder acknowledges that the Common Stock acquired
         ------------
upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

     (c) Governing Law.  This Warrant shall be governed by and construed in
         -------------
accordance with the laws of the state of Washington.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, AVENUE A, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  August 7, 1998

                                                  AVENUE A, INC.



                                                  By       /s/ Eric Moen
                                                       -----------------------
                                                  Title      Secretary
                                                       -----------------------

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                              NOTICE OF EXERCISE



To:  AVENUE A, INC.


     (1) The undersigned hereby elects to purchase ____________ shares of Common Stock of AVENUE A, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                         ______________________________
                                     (Name)


                         ______________________________
                                   (Address)

     (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


_________________________                       _____________________________
       (Date)                                          (Signature)

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                                ASSIGNMENT FORM

                   (To assign the foregoing warrant, execute this form and supply required information.
                   Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


________________________________________________________________________________
                                (Please Print)

whose address is________________________________________________________________
                                (Please Print)

________________________________________________________________________________


                                           Dated:   ______________________19___.

                              Holder's Signature:   ____________________________

                                Holder's Address:   ____________________________

                                                    ____________________________

Signature Guaranteed:___________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant. THE WARRANT MAY ONLY BE ASSIGNED OR TRANSFERRED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SECTION 1 OF THE WARRANT AND THE WARRANT AGREEMENT (AS SUCH TERM IS DEFINED IN SECTION 1 OF THE WARRANT).